                                                                   EXHIBIT 10.01

                      NONQUALIFIED STOCK OPTION AGREEMENT

         Cardinal Health, Inc., an Ohio corporation (the "Company"), has granted to ________________("Grantee"), an option (the "Option") to purchase _________ shares (the "Shares") of common stock in the Company for a total purchase price (the "Option Price") of $____________ (i.e., the equivalent of $____________ for each full Share). The Option has been granted pursuant to the Cardinal Health, Inc. Equity Incentive Plan (the "Plan") and shall include and be subject to all provisions of the Plan, which are hereby incorporated herein by reference, and shall be subject to the provisions of this agreement. Capitalized terms used herein which are not specifically defined herein shall have the meanings ascribed to such terms in the Plan.

         1. Term. The Option shall be exercisable at any time on or after __________ and prior to __________.

         2. Method of Exercise. At any time when the Option is exercisable under the Plan and this agreement, the Option shall be exercisable from time to time by written notice to the Company which shall:

         (a) state that the Option is thereby being exercised, the number of Shares with respect to which the Option is being exercised, each person in whose name any certificates for the Shares should be registered and his address and social security number;

         (b) be signed by the person or persons entitled to exercise the Option and, if the Option is being exercised by anyone other than the Grantee, be accompanied by proof satisfactory to counsel for the Company of the right of such person or persons to exercise the Option under the Plan and all applicable laws and regulations; and

         (c) contain such representations and agreements with respect to the investment intent of such person or persons in form and substance satisfactory to counsel for the Company.

         3. Payment of Price. The full exercise price for the Option shall be paid to the Company in cash; however, in the discretion of the Committee, the exercise price may be paid to the Company: (a) by delivery of Shares with a fair market value equal to the total exercise price at the time of exercise,
(b) by delivery of cash on the extension of credit by a broker-dealer to whom the Grantee (or other person authorized to exercise the Option) has submitted a notice of exercise or an irrevocable election to effect such extension of credit, or (c) by any combination of the preceding methods.

         4. Transferability. The Option shall be transferable (I) at the Grantee's death, by the Grantee by will or pursuant to the laws of descent and distribution, and (II) by the Grantee during the Grantee's lifetime, to (a) the spouse, parents, parents-in-law, siblings, children, grandchildren, nieces, or nephews of the grantee ("Immediate Family Members"), (b) a trust or trusts for the primary benefit of the Grantee or such Immediate Family Members, or (c) a partnership in which the Grantee or such Immediate Family Members are the majority or controlling partners, provided that subsequent transfers of the transferred Option shall be prohibited except (X) if the transferee is an individual, at the transferee's death by the transferee by will or pursuant to the laws of descent and distribution and (Y) to the individuals or entities listed in subitems II(a), (b), or (c), above, with respect to the original Grantee. The Committee may, in its discretion, permit transfers to other persons and entities as permitted by the Plan. Within ten days of any transfer, the Grantee shall notify the Stock Option Administrator of the Company in writing of the transfer. Following transfer, the Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer and, except as otherwise provided in the Plan or this agreement, references to the original Grantee shall be deemed to refer to the transferee. The events of termination of employment of the Grantee provided in item 5 hereof shall continue to be applied with respect to the original Grantee, following which the Option shall be exercisable by the transferee only to the extent, and for the periods, specified in item 5. The Company shall have no obligation to notify any transferee of the Grantee's termination of employment with the Company for any reason. The conduct prohibited of Grantee in item 7 hereof shall continue to be prohibited of Grantee following transfer to the same extent as immediately prior to transfer and the Option (or its economic value, as applicable) shall be subject to forfeiture by the transferee and recoupment from the Grantee to the same extent as would have been the case of the Grantee had the Option not been transferred. The Grantee shall remain subject to the recoupment provisions of item 7 of this agreement and tax withholding provisions of Section 13(d) of the Plan following transfer of the Option.

         5. Termination of Relationship.

         (a) Termination by Death. If the Grantee's employment by the Company and its subsidiaries (collectively, the "Cardinal Group") terminates by reason of death, then, unless otherwise determined by the Committee within five days of such death, any unexercised portion of the Option shall thereafter be exercisable in full and any unvested portion thereof shall immediately vest. The Option may thereafter be exercised by any transferee of the Option, if applicable, or by the legal representative of the estate or by the legatee of the Grantee under the will of the Grantee for a period of one year (or such other period as the Committee may specify at or after grant or death) from the date of death or until the expiration of the stated term of the Option, whichever period is shorter.

          (b) Termination by Reason of Retirement. If the Grantee's employment by the Cardinal Group terminates by reason of retirement (as defined in the Plan), then, unless otherwise determined by the Committee within sixty days of such retirement, any unexercised portion of the Option will vest in accordance with item 1 of this agreement and may thereafter be exercised by the Grantee (or any transferee, if applicable) until the expiration of the stated term of the Option; provided, however, if the Grantee dies after retirement but before the expiration of the stated term of the Option, unless otherwise determined by the Committee within 5 days of such death, any unexercised portion of the Option shall thereafter be exercisable in full and any unvested portion thereof shall immediately vest and the Option may thereafter be exercised by any transferee of the Option, if applicable, or by the legal representative of the estate or by the legatee of the Grantee under the will of the Grantee for a period of one year (or such other period as the Committee may specify at or after grant or death) from the date of death or until the expiration of the stated term of the Option, whichever period is shorter.

         (c) Other Termination of Employment. If the Grantee's employment by the Cardinal Group terminates for any reason other than death or retirement (subject to Section 10 of the Plan regarding acceleration of the vesting of the Option upon a Change of Control), any unexercised portion of the Option which has not vested on such date of termination will automatically terminate on the date of such termination. Unless otherwise determined by the Committee at or after grant or termination, the Grantee (or any transferee, if applicable) will have ninety days (or such other period as the Committee may specify at or after grant or termination) from the date of termination or until the expiration of the stated term of the Option, whichever period is shorter, to exercise any portion of the Option that is then exercisable on the date of termination; provided, however, that if the termination was for Cause, the Option may be immediately canceled by the Committee (whether then held by Grantee or any transferee).

         6. Restrictions on Exercise. The Option is subject to all restrictions in this agreement or in the Plan. As a condition of any exercise of the Option, the Company may require the Grantee or his transferee or successor to make any representation and warranty to comply with any applicable law or regulation or to confirm any factual matters (including Grantee's compliance with the terms of item 7 of this agreement or any employment or severance agreement between any member of the Cardinal Group and the Grantee) reasonably requested by the Company.

         7. Special Forfeiture/Repayment Rules. If Grantee engages in certain "Triggering Conduct" (defined below), then: (a) the Option (or any part thereof that has not been exercised) shall immediately terminate, be forfeited, and shall cease to be exercisable; and (b) the Grantee shall, within 30 days following written notice from the Company, pay to the Company an amount equal to the gross option gain realized or obtained by the Grantee or any transferee resulting from the exercise of such Option, measured at the date of exercise (i.e., the difference between the market value of the Option Shares on the exercise date and the exercise price paid for such Option Shares), with respect to any portion of the Option that has already been exercised at any time within three years prior to the Triggering Conduct (the "Look-Back Period"). If the only Triggering Conduct is Competitor Triggering Conduct (as defined below), then the Look-Back Period shall be shortened to exclude any period more than one year prior to Grantee's termination of employment with the Cardinal Group.

         As used herein, "Triggering Conduct" shall include activity in competition with or inimical, contrary, or harmful to the interests of the Company, including, but not limited to the following: disclosing or misusing any confidential information or material concerning the Company; violation of Company policies, including conduct which would constitute a breach of the then-most recent version of the Certificate of Compliance with Company Policies signed by the Grantee; accepting employment with or serving as a consultant, advisor, or any other capacity to an entity that is in competition with the business conducted by any member of the Cardinal Group (a "Competitor") either during or within one year following Grantee's termination of employment with the Cardinal Group ("Competitor Triggering Conduct"); directly or indirectly employing, contacting concerning employment, or participating in any way in the recruitment for employment (whether as an employee, officer, director, agent, consultant or independent contractor) any person who was or is at any time during the previous twelve months an employee, representative, officer, or director of the Cardinal Group; and breaching any provision of any employment or severance agreement with a member of the Cardinal Group. The Committee shall resolve in good faith any disputes concerning whether particular conduct constitutes Triggering Conduct, and any such determination by the Committee shall be conclusive and binding on all interested persons. The Grantee may be released from Grantee's obligations under this item 7 only if the Committee (or its duly appointed agent) determines, in its sole discretion, that such action is in the best interests of the Company.

         Nothing in this item 7 constitutes a so-called "noncompete" covenant. However, this item 7 does prohibit certain conduct while Grantee is associated with the Cardinal Group and thereafter and does provide for the forfeiture or repayment of the benefits granted by this agreement under certain circumstances, including but not limited to the Grantee's acceptance of employment with a Competitor. Grantee agrees to provide the Company with at least ten days written notice prior to directly or indirectly accepting employment with or serving as a consultant, advisor, or any other capacity to a Competitor, and further agrees to inform any such new employer, before accepting employment, of the terms of this item 7 and of the Grantee's continuing obligations contained herein.

         No provision of this agreement shall diminish, negate, or otherwise impact any separate noncompete agreement to which Grantee may be a party. Grantee acknowledges and agrees that the provisions contained in this item 7 are being made for the benefit of the Company in consideration of Grantee's receipt of the Option, the adequacy of which consideration is hereby expressly confirmed. Grantee further acknowledges that the receipt of the Option and execution of this agreement are voluntary actions on the part of Grantee, and that the Company is unwilling to provide the Option to Grantee without including this item 7.

         8. Right of Set-Off. By accepting this Option, the Grantee consents to a deduction from and set-off against any amounts owed to the Grantee by any member of the Cardinal Group from time to time (including but not limited to amounts owed to the Grantee as wages, severance payments, or other fringe benefits) to the extent of the amounts owed to the Cardinal Group by the Grantee under this agreement.

         9. Governing Law/Venue. This agreement shall be governed by the laws of the State of Ohio, without regard to principles of conflicts of law, except to the extent superseded by the laws of the United States of America. In addition, all legal actions or proceedings relating to this agreement shall be brought in state or federal courts located in Franklin County, Ohio, and the parties executing this agreement hereby consent to the personal jurisdiction of such courts. Any provision of this agreement which is determined by a court of competent jurisdiction to be invalid or unenforceable should be construed or limited in a manner that is valid and enforceable and that comes closest to the business objectives intended by such provision, without invalidating or rendering unenforceable the remaining provisions of this agreement.

         10. Prompt Acceptance of Agreement. The Option grant evidenced by this agreement shall, at the discretion of the Committee, be forfeited if this agreement is not executed by the Grantee and returned to the Company within forty-five days of the Grant Date set forth below.

                                            CARDINAL HEALTH, INC.

DATE OF GRANT:                              By:
               -----------------                -------------------------------
                                                George H. Bennett, Jr.
                                                Executive Vice President


                            ACCEPTANCE OF AGREEMENT

                  The Grantee hereby: (a) acknowledges receiving a copy of the Plan, which has either been previously delivered or is attached to this agreement, and represents that he is familiar with all provisions of the Plan; and (b) accepts this agreement and the Option granted to him under this agreement subject to all provisions of the Plan and this agreement. The Grantee further acknowledges receiving a copy of the Company's most recent Annual Report and other communications routinely distributed to the Company's shareholders and a copy of the Plan Description dated February 12, 1997, pertaining to the Plan.


                                      -------------------------------------
                                      Name

                                      -------------------------------------
                                      Grantee's Social Security Number

                                      --------------------------------------
                                      Date